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                                                                      Exhibit 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8, File Nos. 333-98681 and 333-116216) pertaining to the ConocoPhillips Savings Plan of our report dated June 21, 2005, with respect to the financial statements and schedule of the ConocoPhillips Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.



                                        /S/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP

Houston, Texas
June 21, 2005